UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 4, 2026
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2026, Johanna Nielsen informed NIKE, Inc. (the “Company”) of her intent to resign as Vice President, Chief Accounting Officer and Corporate Controller of the Company, effective as of September 4, 2026, to pursue another opportunity. Ms. Nielsen’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

As of September 4, 2026, David Denton, the Company’s newly appointed Executive Vice President and Chief Financial Officer, effective as of August 17, 2026, will also assume the role of Interim Corporate Controller and be designated as the Company’s principal accounting officer until the Company’s Board of Directors appoints a successor Corporate Controller. The Company filed a Current Report on Form 8-K with the Securities & Exchange Commission on June 23, 2026 (the “Prior Form 8-K”) to report Mr. Denton’s appointment as Executive Vice President and Chief Financial Officer, and entered into compensation arrangements in connection with that appointment as reported in the Prior Form 8-K. Mr. Denton’s compensation is not being adjusted in connection with his appointment as Interim Corporate Controller.

Certain information concerning Mr. Denton required by Items 401(b), 401(d), 401(e) and 404(a) of Regulation S-K is set forth in the Prior Form 8-K and is incorporated herein by reference. There are no arrangements or understandings between Mr. Denton and any other person pursuant to which Mr. Denton was appointed Interim Corporate Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	August 10, 2026	By:	/s/ Robert Leinwand
Robert Leinwand
Executive Vice President, Chief Legal Officer